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                                                                    EXHIBIT 99.2

                          UNION PLANTERS CORPORATION

            The undersigned hereby constitutes and appoints _________________ and ____________, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Union Planters Corporation ("UPC") which the undersigned would be entitled to vote if personally present at the Annual Meeting of UPC shareholders to be held at Union Planters Administrative Center, 7130 Goodlett Farms Parkway, Memphis, Tennessee, at ____ __.m., local time, on ______________, 1998, and at any adjournment or postponement thereof (the "UPC Special Meeting"), upon the proposals described in the Joint Proxy Statement/Prospectus and the Notice of UPC Special Meeting of Shareholders, both dated ______________, 1998, the receipt of which is acknowledged in the manner specified below. The undersigned hereby revokes all prior proxies given to vote shares of common stock at the UPC Annual Meeting.

   1. ISSUANCE OF SHARES OF UPC COMMON STOCK IN CONNECTION WITH THE MERGER. To consider and vote upon a proposal to approve the issuance of shares of the $5.00 par value common stock of UPC (together with the associated Preferred Share Rights (as defined in the Joint Proxy Statement/Prospectus), "UPC Common Stock"), in connection with the proposed acquisition of Magna Group, Inc., a Delaware corporation ("Magna"), by UPC in accordance with the Agreement and Plan of Reorganization (the "Agreement"), dated as of February 22, 1998, by and between Magna and UPC, and the related Plan of Merger (the "Plan of Merger"), by and between Magna and Union Planters Holding Corporation, a Tennessee corporation and wholly-owned subsidiary of UPC.

           FOR       [ ]          AGAINST      [ ]          ABSTAIN      [ ]

   2. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the UPC Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     DATED: ____________________, 1998


                                     -------------------------------------------
                                     Signature

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                                     Signature if held jointly

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                           UNION PLANTERS CORPORATION
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE.